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                                                                  Exhibit (a)(2)

                              ARTICLES OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

           FLAHERTY & CRUMRINE/CLAYMORE TOTAL RETURN FUND INCORPORATED

          Flaherty & Crumrine/Claymore Total Return Fund Incorporated (the "Corporation"), a corporation organized and existing under and by virtue of the Maryland General Corporation Law, hereby certifies that:

          FIRST: Article III, paragraph (4) of the Articles of Incorporation of the Corporation is amended to read as follows:

          "(4) To pursue the investment objective of high current income for holders of its Common Stock as a primary investment objective and capital appreciation as a secondary objective."

          SECOND: Article VI, paragraph (1) of the Articles of Incorporation of the Corporation is amended to read as follows:

          "(1) The number of directors constituting the Board of Directors shall initially be one and thereafter shall be as specified in the Bylaws or determined by the Board of Directors pursuant to the Bylaws, except that the number of Directors shall in no event be less than the minimum number required under Maryland General Corporation Law or greater than twelve (12). The name of the director who shall act until the first annual meeting of shareholders or until his successors are duly chosen and qualified is:

                               Donald F. Crumrine"

          THIRD: The above amendments to the Charter were approved by the sole Director. No stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.

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          IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed these Articles of Amendment and do hereby acknowledge that these Articles of Amendment are the act and deed of the Corporation and that, to the best of their knowledge, information and belief, the matters and facts contained herein with respect to authorization and approval are true in all material respects, under penalties of perjury.


DATE:  June 25, 2003                                /s/ Donald F. Crumrine
                                                    ----------------------

                                                         Donald F. Crumrine
                                                         Chief Executive Officer
ATTEST:

/s/ Peter C. Stimes
-------------------

     Peter C. Stimes
     Assistant Secretary

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